Exhibit 10.4

SHAREHOLDER’S AGREEMENT

BY AND AMONG

LANDBRIDGE COMPANY LLC

AND

LANDBRIDGE HOLDINGS LLC

Dated as of [•], 2024

i

SHAREHOLDER’S AGREEMENT

THIS SHAREHOLDER’S AGREEMENT (this “Agreement”) is made as of [•], 2024, by and between LandBridge Holdings LLC, a Delaware limited liability company (the “Initial Shareholder”), and LandBridge Company LLC, a Delaware limited liability company (the “Company”). Unless otherwise indicated, references to articles and sections shall be to articles and sections of this Agreement.

WHEREAS, the Initial Shareholder is a holder of Class B Shares (as hereinafter defined); and

WHEREAS, the Company has agreed to provide the rights set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided that no Shareholder shall be deemed an Affiliate of any other Shareholder solely by reason of any investment in the Company.

(b) “Agreement” shall have the meaning assigned to it in the preamble.

(c) A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “beneficial owner” thereof within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.

(d) “Board” shall mean the board of directors of the Company.

(e) “Board Observer” shall have the meaning assigned to it in Section 3.3.

(f) “Class A Share” shall mean a Class A share representing a limited liability company interest in the Company.

(g) “Class B Share” shall mean a Class B share representing a limited liability company interest in the Company.

(h) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(i) “Common Shares” shall mean the Company’s Class A Shares and Class B Shares, and any and all securities of any kind whatsoever of the Company that may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of Common Shares pursuant to a merger, consolidation, share split, share dividend, or recapitalization of the Company or otherwise.

(j) “Company” shall have the meaning assigned to it in the preamble.

(k) “Company Securities” shall mean (i) any Common Shares and (ii) any other securities of the Company entitled to vote generally in the election of directors of the Company.

(l) “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n) “Independent Director” shall mean any director of the Company whom the Board determines, in its sole discretion, qualifies as an “independent director” of the Company; provided that such director otherwise satisfies the applicable independence standards of the principal U.S. stock exchange on which the Class A Shares (or any successor securities) are listed for trading and those imposed by applicable law.

(o) “Initial Shareholder” shall have the meaning assigned to it in the preamble.

(p) “Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors have in such capacity) necessary to cause such result, including (a) voting or providing a written consent or proxy with respect to Class A Shares or Class B Shares or other Company Securities owned of record or Beneficially Owned, (b) causing the adoption of shareholders’ resolutions and amendments to the organizational documents of the Company, (c) causing members of the Board (to the extent such members were designated by the Person obligated to undertake the Necessary Action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner, (d) executing agreements and instruments and (e) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

(q) “Operating Agreement” shall mean the First Amended and Restated Limited Liability Company Agreement of the Company, dated [•], 2024, as may be amended and/or restated from time to time.

(r) “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(s) “Public Offering” shall mean an offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including an offering in which Shareholders are entitled to sell Class A Shares pursuant to the terms of this Agreement.

(t) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(u) “Shareholders” shall mean (i) the Initial Shareholder and (ii) each other Person that is or becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

(v) “Units” shall mean units in DBR Land Holdings LLC, a Delaware limited liability company.

(w) “Voting Power” of the Company shall mean the voting power of the then issued and outstanding Company Securities entitled to vote in the election of directors of the Company.

Section 1.2 Construction. For the purposes of this Agreement (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural as the context requires, (ii) the terms “hereof” and “herein” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to Articles or Sections of this Agreement, unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” and (iv) all references to any period of days shall be deemed to be to the relevant numbers of calendar days unless otherwise specified. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted.

ARTICLE II

TRANSFER

Section 2.1 Binding Effect on Transferees. A Person that is a transferee of Company Securities from the Initial Shareholder after the date hereof shall become a Shareholder hereunder, without any further action by the Company, if such Person is, directly or indirectly, under common control with the Initial Shareholder. Such Person, as a condition of such transfer or acquisition, shall execute a joinder providing that such Person shall be bound by and shall fully comply with the terms of this Agreement.

Section 2.2 Additional Purchases. Any Company Securities acquired by a Shareholder on or after the date of this Agreement shall have the benefit of and be subject to the terms and conditions of this Agreement.

Section 2.3 Charter Provisions. Each Shareholder shall take all Necessary Action to cause no amendment to be made to the Operating Agreement as in effect as of the date of this Agreement that would (a) add restrictions to the transferability of the Company Securities by any Shareholder, which restrictions are beyond those then provided for in the Operating Agreement, this Agreement or applicable securities laws or (b) nullify any of the rights of any Shareholder, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by the Initial Shareholder.

Section 2.4 Legend. Any certificate representing Company Securities issued to a Shareholder shall be stamped or otherwise imprinted with a legend indicating that such Company Securities are subject to the provisions contained in this Agreement. The Company shall make customary arrangements to cause any Company Securities issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Board.

(a) For so long as this Agreement is in effect, the Company and each Shareholder shall take all Necessary Action so as to cause to be elected to the Board, and to cause to continue in office, the following number of directors:

(i) a number of directors equal to a majority of the Board, plus one director, all of which shall be designated by the Initial Shareholder, for so long as the Shareholders collectively have Beneficial Ownership of at least 40% of the Voting Power of the Company;

(ii) a number of directors equal to three directors, all of which shall be designated by the Initial Shareholder, for so long as the Shareholders collectively have Beneficial Ownership of less than 40% but at least 30% of the Voting Power of the Company;

(iii) a number of directors equal to two directors, all of which that be designated by the Initial Shareholder, for so long as the Shareholders collectively have Beneficial Ownership of less than 30% but at least 20% of the Voting Power of the Company; and

(iv) one director designated by the Initial Shareholder, for so long as the Shareholders collectively have Beneficial Ownership of less than 20% but at least 10% of the Voting Power.

(b) So long as the Initial Shareholder is entitled to designate one or more directors pursuant to Section 3.1(a), the Initial Shareholder will have the right to remove any director previously designated by it to the Board (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company and the Shareholders, and, upon such notification, the Company and each Shareholder will take all Necessary Action to cause such removal within seven days of receipt of such notice.

(c) The Company agrees to include in the slate of director nominees recommended by the Board those persons designated by the Initial Shareholder in accordance with this Section 3.1 and to take all Necessary Actions to cause the election of each such designee to the Board, including nominating such designees to be elected as directors, in each case subject to applicable law.

(d) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by the Initial Shareholder in accordance with this Section 3.1, the Company and the Shareholders shall take all Necessary Action to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of the Initial Shareholder. In the event that the size of the Board is expanded, the Company and the Shareholders shall take all Necessary Action to cause the Board to continue to have the number of the Initial Shareholder’s designees that correspond to the requirements of Section 3.1(a).

(e) In the event that at any time the number of directors entitled to be designated by the Initial Shareholder pursuant to this Section 3.1 decreases, each Shareholder shall take all Necessary Action to cause a sufficient number of directors designated by the Initial Shareholder to resign from the Board and/or not stand for re-election not later than the end of such designated director’s then existing term such that the number of designated directors after such resignation(s) equals the number of directors the Initial Shareholder is then entitled to designate pursuant to this Section 3.1. If any vacancy is created by such resignation prior to the end of a resigning director’s then existing term, such position may remain vacant until the next annual meeting of Shareholders of the Company or filled by a majority vote of the Board. Such designated director need not resign from the Board at or prior to the end of such director’s term if the Company’s nominating committee advises such director that it intends to recommend the nomination of such director for election at the next annual meeting coinciding with the end of such director’s term, or otherwise (and for the avoidance of doubt, such director shall no longer be considered a designee of the Initial Shareholder).

(f) For the avoidance of doubt, the rights granted to the Initial Shareholder to designate directors are additive to, and not intended to limit in any way, the rights of the Initial Shareholder or any of its Affiliates to nominate or elect to remove directors under the Company’s certificate of formation, Operating Agreement or the Delaware Limited Liability Company Act.

(g) The parties hereto acknowledge that, as of the date hereof, the Company is subject to certain corporate governance and independence standards, including with respect to the composition of the Board and certain committees thereof, under applicable U.S. federal securities law and certain U.S. stock exchange listing requirements applicable to the Company (“Applicable Independence Standards”). At such times as the Company is required by applicable law, or U.S. stock exchange listing standards applicable to the Company, to have a certain number of Independent Directors serving on the Board and/or any committee thereof (subject in each case to any applicable phase-in periods), the Initial Shareholder shall designate such number of designees that qualify as Independent Directors necessary to satisfy the Applicable Listing Standards prior to the Trigger Date (as defined in the Operating Agreement), after which Independent Directors will be nominated by action of the majority of the Board or applicable Board committee.

Section 3.2 Committees. For so long as this Agreement is in effect, subject to the Applicable Independence Standards and the provisions of the Operating Agreement relating to the formation of a Conflicts Committee (as defined in the Operating Agreement), the Company shall take all Necessary Action to cause to be appointed to any committee of the Board a number of directors designated by the Initial Shareholder that is up to the number of directors that is proportionate (rounding up to the next whole director) to the representation that the Initial Shareholder is entitled to designate to the Board under this Agreement. It is understood by the parties hereto that the Initial Shareholder shall not be required to have its directors represented on any committee and any failure to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period.

Section 3.3 Board Observer. For so long as the Initial Shareholder is entitled to designate one or more directors to the Board, it shall also have the right to appoint up to a number of board observers (a “Board Observer”) equal to the number of directors it is entitled to designate pursuant to Section 3.1. A Board Observer shall be entitled to attend all meetings (including telephonic meetings) of the Board and its Committees and receive all related materials of the Board and its Committees as an observer. The Initial Shareholder may at any time replace any individual then serving as a Board Observer with another individual appointed by the Initial Shareholder to serve as a successor Board Observer. No Board Observer shall in any circumstance have any right to participate in any vote, consent or other action of the Board and its Committees; provided, that a Board Observer shall execute a reasonably acceptable confidentiality agreement with the Company.

Section 3.4 Restrictions on Other Agreements. No Shareholder shall directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to the Common Shares that is inconsistent with or would otherwise result in such Shareholder’s inability to comply with its obligations under this Agreement.

Section 3.5 Reimbursement of Expenses. The Company shall reimburse the directors and Board Observers designated pursuant to this Article III consistently with the Company’s policy regarding reimbursement of its independent directors’ out-of-pocket expenses incurred in connection with their service as members of the Board and/or attendance at meetings of the Board of any committees thereof.

Section 3.6 Indemnity Agreements. Contemporaneously with any person designated in accordance with this Agreement becoming a director, the Company shall execute and deliver to such director a director indemnification agreement, in substantially the same form as the director indemnification agreements the Company entered into with the Company’s independent directors on or about the date of this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

Section 4.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

Section 4.3 Further Actions; Cooperation. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail as specified in this Agreement prior to 5:00 p.m. in the time zone of the receiving party on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via electronic mail as specified in this Agreement after 5:00 p.m. in the time zone of the receiving party on any date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Initial Shareholder, to:

LandBridge Holdings LLC

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

Email: [•]

Attn: [•]

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Email: doelman@velaw.com

 mtelle@velaw.com

Attn: David Palmer Oelman

 Michael S. Telle

If to the Company, to:

LandBridge Company LLC

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

Email: [•]

Attn: [•]

If to a Shareholder that is not listed above, then to the address set forth in the written agreement of such Shareholder provided for in Section 2.1 hereof.

Section 4.5 Applicable Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines.

Section 4.6 Severability. The provisions of this Agreement are independent of and separable from each other. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision, as applicable.

Section 4.7 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Shareholder may assign any of its rights hereunder to any Person other than a Person that is a Shareholder, except as otherwise approved by the Company in writing. Any such transferee of any Shareholder shall be subject to all of the terms of this Agreement, and by taking and holdng such Company Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. The Company may not assign any of its rights or obligations hereunder without the prior written consent of each of the Shareholders, and any assignment attempted or effected without obtaining such required consent shall be null and void. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 4.8 Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by the Initial Shareholder and the Company.

Section 4.9 Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

Section 4.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

Section 4.11 Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF DELAWARE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS

TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

Section 4.12 Injunctive Relief. Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, each party agrees that each other party shall be entitled to an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement, without the need to post a bond or prove the inadequacy of monetary damages.

Section 4.13 Recapitalizations, Exchanges, Etc. Affecting the Common Shares; New Issuance. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to Company Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Company Securities and shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 4.14 Termination. This Agreement shall terminate (a) with respect to a Shareholder, upon such Shareholder ceasing to Beneficially Own any Company Securities and (b) in its entirety upon Shareholders collectively ceasing to Beneficially Own at least 10% of the Company Securities.

Section 4.15 No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

LANDBRIDGE COMPANY LLC

By:
Name: Scott McNeely
Title: Chief Financial Officer

LANDBRIDGE HOLDINGS LLC

By:
Name:
Title:

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